Exhibit 21.1
SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.
As of December 31, 2017

Ownership Percentage	Name		Place of Incorporation
100%	Synovus Bank		Georgia
	100%	Synovus Trust Company, National Association	National
	100%	Synovus Mortgage Corp.	Alabama
		100% Synovus Title, LLC	Alabama
		100% Synovus Title II, LLC	Georgia
	50%	Sterling Place, L.L.C.	Alabama
	100%	W.L. Properties, Inc.	Florida
	100%	U.O.S. Properties, Inc.	Florida
	40%	Orchid, LLC	Alabama
	100%	The Summerton Inn, Inc.	South Carolina
	100%	DAL LLC	Alabama
	100%	KDC LLC	Alabama
	100%	BOP Properties, Inc.	Florida
	100%	BNG Beltline, LLC	Georgia
	100%	Synovus RP Holdings, LLC	Georgia
	100%	Global Financial Distributors, Inc.	Georgia
	100%	Global One Funding VII, LLC	Delaware
	49.99%	Azalea Park Partners, LLP	Virginia
	100%	CB&T Special Limited Partner, L.L.C.	Georgia
	20%	West End Redevelopment Partnership, L.P.	Georgia
	30%	Tuscaloosa Riverfront Development, LLC	Alabama
	99.99%	CB&T Housing Fund Investor, L.L.C.	Georgia
		99.99% Tall Pines Apartments, Ltd., (L.P.)	Alabama
		99% Boston Capital Columbus Tax Credit Fund, A Limited Partnership	Massachusetts
		99.99% New Northgate Village Development Company, L.P.	Georgia
	99.99%	CB&T State Tax Credit Fund, L.L.C.	Georgia
		0.01% Ashton Avalon, LP	Georgia
		0.01% Baker Village Apartments I, LP	Georgia
	100%	Synovus Equity Investments, Inc.	Georgia
		100% Synovus Special Limited Partner, LLC	Georgia
	100%	Synovus Callier Forest, LLC	Georgia
		99.99% Callier Forest, L.P.	Alabama
	100%	Synovus Union Hill, LLC	Georgia
		99.99% Union Hill Apartments, L.P.	Alabama
	100%	Synovus Pointe Apartments, LLC	Georgia
		99.99% The Pointe Apartments, LTD	Alabama
	100%	Synovus South Mall Apartments, LLC	Georgia
		99.99% Summit South Mall Apartments, Ltd.	Alabama
	100%	Synovus Aspenwood Square, LLC	Georgia
		99.99% Aspenwood Square Apartments, LP	Alabama
	100%	Synovus CAHEC CEF XXI, LLC	Georgia
	100%	Synovus Timber Sound 2017, LLC	Georgia
	100%	Synovus CAHEC SCPF 2017, LLC	Georgia

	100%	Synovus Hidden Hills 2017, LLC	Georgia
	100%	Synovus Strafford 25 2017, LLC	Georgia
	5.07%	ST GA Fund I LLC	Georgia
	5.6%	ST GA Fund III LLC	Georgia
100%	Synovus Securities, Inc.		Georgia
100%	Broadway Asset Management, Inc.		Georgia
100%	Banking Corporation of Florida Capital Trust		Delaware
100%	Synovus Georgia State Tax Credit Fund, LLC		Georgia
	77%	JT Tax Credits, LLC	Georgia
49.92%	TTP Fund II, L.P.		Georgia
27%	GAA Real Estate Partners, L.P.		Delaware